                                  SCHEDULE 14A
                                (RULE 14A - 101)

                              INFORMATION REQUIRED

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. ____________)

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ x ]         Preliminary Proxy Statement
[   ]         Definitive Proxy Statement
[   ]         Definitive Additional Materials
[   ]         Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
              240.14a-12
[   ]         Confidential, for Use of the Commission Only (as permitted by
              Rule 14a-6(e)(2))

                         Parallel Petroleum Corporation
            -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            -------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ x ]         No fee required.
[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
              and 0-11.

              (1) Title of each class of securities to which transaction applies:

              (2) Aggregate number of securities to which transaction applies:

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              (4)         Proposed maximum aggregate value of transaction:

              (5)         Total fee paid:

[   ]         Fee paid previously with preliminary materials.
[   ]         Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)         Amount previously paid:
              (2)         Form, Schedule or Registration Statement No.:
              (3)         Filing Party:
              (4)         Date Filed:

                         PARALLEL PETROLEUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of Parallel Petroleum Corporation (the "Company") will be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, on Wednesday, June 3, 1998 at 3:00 p.m., for the purpose of taking action on:

                 1. The election of the six current Directors to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified;

                 2. The approval of the Parallel Petroleum Corporation 1998 Stock Option Plan;

                 3. The approval of an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock and preferred stock;

                 4. The ratification of the reappointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998; and

                 5. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on April 29, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                         By Order of the Board of Directors


                                               THOMAS W. ORTLOFF
                                               Secretary

May 4, 1998

YOUR VOTE IS IMPORTANT.   PLEASE COMPLETE AND PROMPTLY RETURN YOUR SIGNED PROXY
IN THE POSTAGE PAID ENVELOPE.  THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS
USE.

                         PARALLEL PETROLEUM CORPORATION

                         One Marienfeld Place, Suite 465
                                110 N. Marienfeld
                             Midland, Texas  79701
                                 (915) 684-3727

                                 PROXY STATEMENT

                                ----------------

                             SOLICITATION OF PROXIES

         The accompanying Proxy is solicited on behalf of the Board of Directors of Parallel Petroleum Corporation (the "Company") in connection with the Annual Meeting of Stockholders to be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, at 3:00 p.m. on Wednesday, June 3, 1998, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive office of the Company is located at One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy, which are first being mailed or delivered to the stockholders on or about May 4, 1998, will be borne by the Company. It is contemplated that solicitation of Proxies will be primarily by mail, but may be supplemented by personal solicitation by the Company's officers, employees and Directors for which no additional compensation will be paid.

         Any stockholder giving a Proxy may revoke it at any time before it is voted by delivering a later dated Proxy, or by notifying the Secretary of the Company either in person or by written notice specifically revoking the power to use and vote the Proxy. Stockholder attendance and voting in person at the Annual Meeting will also revoke any Proxy given by such stockholder. If no specification is made on the Proxy, the shares will be voted in accordance with the recommendation of the Board of Directors, as stated herein, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting.


                          VOTING AT THE ANNUAL MEETING

         The close of business on April 29, 1998 has been fixed by the Company's Board of Directors as the record date for the determination of stockholders entitled to vote at the annual Meeting of Stockholders. As of that date, the Company had issued and outstanding 18,120,608 shares of Common Stock and 600,000 shares of $.60 Cumulative Convertible Preferred Stock (the "Preferred Stock").

         Holders of Common Stock will be entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Holders of Preferred Stock will be entitled to vote only upon the proposal to amend the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock and preferred stock. The Company's Certificate of Incorporation does not permit cumulative voting by the stockholders. Accordingly, each share of Common Stock and each share of Preferred Stock entitles the registered holder to one vote.

         The presence of a majority of the combined outstanding shares of Common Stock and Preferred Stock, whether present in person or represented by Proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker "non- votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of the Company's Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Annual Meeting is required for (1) the election of Directors, (2) approval of the Parallel Petroleum Corporation 1998 Stock Option Plan and (3) the ratification of the selection by the Board of Directors of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending December 31, 1998. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, voting as separate classes, is required for approval of the Directors' proposal to amend the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock and preferred stock.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval. Broker non-votes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

                          STOCK OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of April 29,1998 with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each executive officer of the Company, (iii) each Director and nominee for Director of the Company, and (iv) all executive officers and Directors (and nominees) of the Company as a group:

                                                                                                   Percent
Name and Address                                   Amount and Nature of                              of
of Beneficial Owner                                Beneficial Ownership (1)                       Class (2)
-------------------                                ------------------------                       ---------
Thomas R. Cambridge                                         917,045(3)                            4.98%
  2201 Civic Circle, Suite 216
  Amarillo, Texas  79109

Danny H. Conklin                                            143,124(4)                             *
  First National Plaza, Suite 730
  Amarillo, Texas  79101

Ernest R. Duke                                              252,473(5)                            1.39%
  408 West Wall Street
  Midland, Texas  79701

Myrle Greathouse                                            997,988(6)                            5.49%
  400 Pine Street, Suite 700
  Abilene, Texas  79601

Larry C. Oldham                                             677,090(7)                            3.66%
  One Marienfeld Place, Suite 465
  Midland, Texas  79701

Charles R. Pannill                                           97,995(8)                             *
  3416 Acorn Run
  Fort Worth, Texas  76019

Wes-Tex Drilling Company                                    932,488(9)                            5.15%
  400 Pine Street, Suite 700
  Abilene, Texas 79601

All Executive Officers and Directors
  as a Group (6 persons)                                  3,085,715(10)                          16.30%

----------------
 *  Less than one percent.

(1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and investment powers.

(2) Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Includes 300,000 shares of Common Stock underlying presently exercisable stock options.

(4) Includes 42,500 shares of Common Stock underlying presently exercisable stock options.

(5) Includes 17,500 shares of Common Stock underlying a presently exercisable stock option. Also included are 74,395 shares held by Duke and Cain Partnership, a general partnership in which Mr. Duke is a partner, and 20,000 shares held in the name of Mr. Duke's wife. Mr. Duke has shared voting and investment powers with respect to such shares.

(6) Includes 932,488 shares of Common Stock held directly by Wes-Tex Drilling Company ("Wes-Tex"), a corporation. Mr. Greathouse is the chairman of the board of directors and sole shareholder of Wes-Tex and, accordingly, has shared voting and investment powers with respect to such shares. Also included are 42,500 shares of Common Stock underlying presently exercisable stock options, and 1,000 shares held by a twenty-two member investment club, of which Mr. Greathouse is a member, and as to which Mr. Greathouse has shared voting and investment powers. See note 9 below.

(7) Includes 367,000 shares of Common Stock underlying presently exercisable stock options.

(8) Includes 25,000 shares of Common Stock underlying a presently exercisable stock option. Also included are 1,300 shares held by Mr. Pannill as custodian for the benefit of two minor grandchildren and as to which Mr. Pannill disclaims beneficial ownership.

(9) Mr. Greathouse, a Director of the Company, is the chairman of the board of directors and sole shareholder of Wes-Tex Drilling Company. Wes-Tex has shared voting and investment powers with respect to such shares. See note 6 above.

(10) Includes 812,000 shares of Common Stock underlying presently exercisable stock options.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that the Company's Directors and officers file with the Securities and Exchange Commission, at specified times, reports of beneficial ownership and changes in beneficial ownership of the Company's

Common Stock and other equity securities.  To the Company's knowledge, all
Section 16(a) filing requirements have been complied with during the year ended December 31, 1997, except that one transaction involving the purchase by Mr. Duke's wife of a total of 4,000 shares of the Company's Common Stock was reported thirteen days late.


                              ELECTION OF DIRECTORS

         Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The Bylaws of the Company provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The Board of Directors has fixed the size of the Board at six directors. Accordingly, the Board of Directors is recommending that the six current Directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board of Directors and the shares represented by Proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board of Directors has no reason to expect that any nominee will become unavailable. Unless otherwise directed in the accompanying Proxy, it is the intention of the persons named in such Proxy to vote the shares represented by such Proxy FOR the election of the following six nominees for the offices of director of the Company to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified:

                                  Director
        Nominee                     Since               Position with Company
        -------                   ---------             ---------------------
Thomas R. Cambridge                 1985                Chairman of the Board of Directors
                                                        and Chief Executive Officer

Larry C. Oldham                     1979                President, Treasurer and Director

Danny H. Conklin(1)                 1985                Director

Ernest R. Duke(1)                   1980                Director

Myrle Greathouse(2)                 1993                Director

Charles R. Pannill(2)               1982                Director

-------------
(1)   Member of Audit Committee.
(2)   Member of Compensation Committee.

         Mr. Cambridge, age 62, is an independent petroleum geologist engaged in the exploration for, development and production of oil and gas. From 1970 until 1990, such activities were carried out primarily through Cambridge & Nail Partnership, a Texas general partnership. Since 1990, such oil and gas activities have been carried out through Cambridge Production, Inc., a Texas
corporation.   Mr. Cambridge has served as a Director of the Company since
February, 1985; as President during the period from October, 1985 to October, 1994; and as Chairman of the Board of Directors and Chief Executive Officer since October, 1985. Mr. Cambridge serves the Company in the capacity of a consultant and not as a full-time employee.

         Mr. Oldham, age 44, a founder of the Company, has served as an officer and Director of the Company since its formation in 1979. Mr. Oldham became President of the Company in October, 1994, and served as Executive Vice President of the Company prior to that time. Mr. Oldham is a member of the American Institute of Certified Public Accountants and the Permian Basin Landman's Association.

         Mr. Conklin, age 63, is an independent petroleum geologist and a principal partner in Philcon Development Co., a privately held oil and gas exploration partnership. Mr. Conklin is a director of Boatmen's First National Bank of Amarillo, Amarillo, Texas, a director of Southwestern Public Service Company, Amarillo, Texas, and former Chairman of the Independent Petroleum Association of America.

         Mr. Duke, age 70, is a consultant to MI Drilling Fluids, LLC and the president and majority shareholder of Mustang Mud, Inc., a privately held oil field service company.

         Mr. Greathouse, age 75, is the chairman of the board of directors and sole shareholder of Wes-Tex Drilling Company, a corporation engaged in oil and gas exploration and production.

         Mr. Pannill, age 72, was employed by The Western Company of North America for over thirty years until his retirement in February, 1982. During his employment with The Western Company of North America, Mr. Pannill served in various capacities, including those of an executive officer and director.

         Officers of the Company are appointed annually by the Company's Board of Directors to serve at the Board's discretion and until their respective successors in office are duly appointed. There are no family relationships between any of the Directors or officers of the Company.

OTHER INFORMATION; COMMITTEES OF THE BOARD

         During the fiscal year ended December 31, 1997, four meetings of the Company's Board of Directors were held. Each Director attended at least 75% of the total number of meetings of the Board. The Directors also took action by unanimous written consent on one occasion.

         During 1997, the members of the Audit Committee were Messrs. Conklin and Duke. The function of the Audit Committee is to review the results of the annual audit of the Company's financial statements and recommendations of the independent auditors with respect to the Company's accounting practices, policies and procedures and to recommend to the Board of Directors the appointment of auditors for the Company. The Audit Committee held one meeting in 1997 at which both members were present.

         Messrs. Greathouse and Pannill served as members of the Compensation Committee of the Board of Directors during 1997. The Compensation Committee administers the Company's stock option plans and has the responsibility of reviewing and recommending to the Board of Directors the compensation and terms of benefit arrangements with the Company's officers and the making of awards under such arrangements. The Compensation Committee took action by unanimous written consent on three occasions during 1997, and at two meetings of the full Board of Directors. Mr. Greathouse was absent from one Board meeting.

         The Company does not have a standing nominating committee. The review of recommendations for nominees for Board membership is made by the full Board of Directors.


                          APPROVAL OF STOCK OPTION PLAN

         In March, 1998, the Board of Directors adopted the Parallel Petroleum Corporation 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan is attached to this Proxy Statement as Appendix A. The purpose of the 1998 Plan is to secure for the Company and its stockholders the benefits of the incentives inherent in increased Common Stock ownership by employees of the Company and to provide a means whereby employees of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The 1998 Plan provides for the granting of options to purchase up to 850,000 shares of Common Stock. Stock options granted under the 1998 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options which do not constitute incentive stock options ("nonqualified stock options"). At the date of this Proxy Statement, no action had been taken with respect to grants of options under the 1998 Plan. Consequently, while it is expected that the current employees of the Company will likely be granted options in the future, the employees that may receive such options, the number of options and dollar values, are not currently determinable.

         At the Annual Meeting, stockholders will be asked to approve and ratify the action taken by the Board of Directors in adopting the 1998 Plan. The 1998 Plan was unanimously approved by the Board of Directors and the Board of Directors recommends that the adoption of the 1998 Plan be ratified and approved by the stockholders. Unless otherwise indicated, the proxies received from stockholders will be voted in favor thereof. The affirmative vote of a majority of the shares of

Common Stock represented at the meeting will constitute approval and ratification of the 1998 Plan. While stockholder approval of the 1998 Plan is not required under Delaware law, the Code and certain rules of The Nasdaq Stock Market require the 1998 Plan to be approved by the Company's stockholders. If the required stockholder approval is not obtained, the 1998 Plan will be terminated and no options under the 1998 Plan will be granted.

         ADMINISTRATION.   The 1998 Plan is administered by the Compensation
Committee of the Board of Directors. The members of the Compensation Committee are not eligible to participate in the 1998 Plan. The Compensation Committee has the sole authority to select the employees who are to be granted options and to establish the number of shares issuable under each option. The Compensation Committee is authorized to interpret the 1998 Plan, and to adopt such rules and regulations, consistent with the provisions of the 1998 Plan, as it may deem advisable.

         ELIGIBILITY. Only employees of the Company whom the Compensation Committee selects shall be eligible to receive one or more options under the Plan.

         STOCK TO BE OPTIONED.   The aggregate number of shares of Common Stock
which may be issued pursuant to the exercise of stock options granted under the 1998 Plan may not exceed in the aggregate 850,000 shares, subject to adjustments in the number of shares with respect to options and purchase prices therefor in the event of stock splits or stock dividends, and for equitable adjustments in the event of recapitalization, mergers, consolidations, acquisitions of more than 50% of the outstanding shares of Common Stock by any person or entity, dissolution and liquidation, and similar events. If any outstanding option granted under the 1998 Plan expires or terminates prior to its exercise in full, the shares allocable to the unexercised portion of such option may be subsequently granted under the 1998 Plan. Exercise of an option in any manner shall result in a decrease in the number of shares of stock which may thereafter be available, both for purposes of the 1998 Plan and for sale to any one individual, by the number of shares as to which the option is exercised.

         TERMS OF GRANTS. Options granted to employees shall contain such terms and conditions and may be exercisable for such periods, as may be approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to the Company shares of Common Stock having a fair market value equal to the purchase price, or any combination of cash or Common Stock. The purchase price of Common Stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant.

         Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee and while the optionee is an employee of the Company, except that if the optionee ceases to be an employee of the Company as a result of death or disability, any options held by the optionee may be exercised in full by the optionee's legal representative at any time during the period of one year following such termination. If an optionee ceases to be an employee of the Company other than for cause, death or disability, options may be exercised within three months thereafter, but only as to the number of shares the optionee was entitled to purchase as of the date the optionee ceased to be an employee.

         AMENDMENT OR TERMINATION. The Board of Directors of the Company may amend or terminate the 1998 Plan at any time, but may not in any way impair the rights of an optionee under an outstanding option without the consent of such optionee.

         TERM OF PLAN. The 1998 Plan will terminate upon and no further options shall be granted after the expiration of ten years from the date of its adoption by the Board of Directors.

         FEDERAL TAX ASPECTS. Employees who receive incentive stock options under the 1998 Plan will not recognize any income for federal income tax purposes as a result of the receipt of such options. An optionee, upon exercise of an incentive option under the 1998 Plan, will not recognize taxable income nor will the Company then be entitled to a deduction. Any gain or loss realized upon the subsequent disposition of the stock acquired upon exercise of incentive options will be treated as long term capital gain or loss, provided that no such disposition is made within two years after the option was granted and one year after the option was exercised. If such holding period requirements are not satisfied, the optionee will recognize ordinary income equal to the lesser of
(i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. Any gain in excess of the amount taxed as ordinary income will be recognized as capital gain. If the stock is sold for less than the option price, the loss is a capital loss.

         The Company will not be entitled to a compensation deduction for federal income tax purposes with respect to the grant of an incentive option to an employee under the 1998 Plan or the exercise of the incentive option by the employee. Upon an employee's disposition of shares acquired pursuant to an incentive option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount, if any, of ordinary income recognized by such employee.

         Nonqualified options under the 1998 Plan will not have a "readily ascertainable value" at the time of the grant of such options or at any time until the options are exercised, and as a result, an optionee who receives a nonqualified option will not be taxed upon the receipt of the option.

         An optionee who receives a nonqualified option will generally recognize ordinary income upon the exercise of the option in the amount by which the fair market value of the underlying shares at the time of exercise exceeds the exercise price. The Company will be entitled to a deduction from income as an ordinary and necessary business expense when and to the extent ordinary income is recognized by an optionee.

         Upon the sale of the shares received upon the exercise of a nonqualified option, the seller will generally recognize either short-term or long-term capital gain or loss, depending upon the holding period of the shares. The required holding period for long-term capital gain or loss treatment is more than one year. The measure of the taxable gain or loss is determined by the difference between the price paid for the shares upon the exercise of the options (plus the amount of income recognized) and the selling price of the shares.

         The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change.


                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

         In March, 1998, the Board of Directors unanimously adopted an amendment to the Company's Certificate of Incorporation, subject to stockholder approval, decreasing the number of authorized shares of common stock of the Company from 100,000,000 to 60,000,000 and decreasing the number of authorized shares of preferred stock from 40,000,000 to 10,000,000. The proposed decrease in authorized shares is being submitted to permit the Company to reduce state franchise taxes which it pays in the State of Delaware, the jurisdiction of the Company's incorporation. In Delaware, the franchise taxes paid by the Company are determined by formula, taking into account the Company's authorized shares of common stock and preferred stock. Due to the significant number of shares presently authorized by the Company's Certificate of Incorporation, the Company believes that its present franchise tax obligations are inordinately high relative to the Company's size and foreseeable needs.

         Management does not anticipate that the shares by which the total authorized capital stock would be decreased will be required in connection with any future offerings of equity securities by the Company. If additional authorized shares are so required, a proposed increase will be submitted for approval to the Company's stockholders. Management believes that the proposed amendment will provide a long-term advantage to the Company and its stockholders by the reduction of annual franchise taxes to be paid by the Company in Delaware.

         If the proposal is adopted, the first paragraph of Article Fourth of the Company's Certificate of Incorporation will be amended to read as follows:

                 FOURTH: The total number of shares of all classes that the Corporation shall have authority to issue is 70,000,000 of which 10,000,000 shall be Preferred Shares, par value $.10 per share, and 60,000,000 shall be Common Shares, $.01 par value per share.

         The proposed amendment would not affect the proportionate equity interest in the Company of any holder of Common Stock or Preferred Stock.

         If the proposal is approved, such amendment would become effective upon the filing of the amendment with the Delaware Secretary of State.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, voting as separate classes, is required to approve the proposal. The Board of Directors recommends a vote FOR the proposal.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for formulating and recommending to the full Board of Directors the compensation paid to the Company's two executive officers, Mr. Cambridge and Mr. Oldham. In reviewing the overall compensation of the Company's executive officers, the Committee reviews and considers the following components of executive compensation: base salaries, stock option grants, cash bonuses, insurance plans, and Company contributions to the Company's 408(k) retirement plan. The Committee consists of Myrle Greathouse and Charles R. Pannill, non-employee Directors of the Company.

         In establishing the compensation paid to the Company's executives, the Committee emphasizes (i) providing compensation that will motivate and retain the Company's executives and reward performance, (ii) encouraging the long- term success of the Company, and (iii) encouraging the application of prudent decision making processes in an industry marked by volatility and high risk.

         Historically, the Committee has evaluated compensation paid to the Company's executive officers based upon a variety of factors, including the Company's growth in oil and gas reserves, the market value of the Company's Common Stock, cash flow, the extent to which the Company's executive officers are able to find and create opportunities for the Company to participate in drilling or acquisition ventures having quality prospects, their ability to formulate and maintain sound budgets for the Company's drilling ventures and other business activities, the overall financial condition of the Company, and the extent to which proposed business plans are met. The Committee does not assign relative weights or rankings to these factors but instead makes a subjective determination based upon a consideration of all such factors.

         In establishing base salaries for the Company's executive officers, the Committee does not rely on formal surveys or comparisons with other companies, but instead relies on their general knowledge and experience, focusing on a subjective analysis of each executive's contributions to the Company's overall performance. Independent consultants have not been utilized by the Committee. While specific performance levels or "benchmarks" are not used to establish salaries, the Committee does take into account historic comparisons of Company performance. With respect to awards of stock options, the Committee tries to provide the Company's executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of the Company increases for all stockholders. All stock options are granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. When awarding stock options, the Committee considers the number of options granted on prior occasions.

         The Committee did not award salary increases to either of the Company's executive officers in 1997, the most recent salary adjustments being a 10% increase for each of Messrs. Cambridge and Oldham in August, 1996. In February, 1997, the Committee granted to Mr. Oldham a stock option to purchase 100,000 shares of the Company's Common Stock and in May, 1997, a stock option to purchase 100,000 shares of Common Stock was granted to Mr. Cambridge. Until these grants, the Company's executive officers had not been awarded stock options since October, 1993.

         The Company does not provide significant perquisites to its employees or Directors, and only one executive officer of the Company participates in the Company's group insurance and retirement plans.

         In the case of Mr. Cambridge, the Chief Executive Officer of the Company, the factors considered by the Committee in establishing recommended levels and components of compensation, in addition to those discussed above, include the amount of time devoted by Mr. Cambridge to the business of the Company and the fact that he does not participate in any of the Company's insurance or retirement plans. These additional factors are included and considered in the evaluation of Mr. Cambridge's compensation since he does not serve the Company as a full-time employee. In reviewing the overall compensation of Mr. Cambridge in 1997, the Committee also took into account the fact that Mr. Cambridge had not received an increase in his salary since August, 1996 or an award of stock options since October, 1993. The Committee further considered the Company's overall operating results and the individual contributions made by Mr. Cambridge towards the achievement of these results, including the sustained growth in the Company's oil and gas reserves, financing arrangements, increased oil and gas production, and the increased responsibilities of Mr. Cambridge generally associated with the Company's growth. Specifically, in December, 1996 and January, 1997, the Company successfully consummated a public offering of its Common Stock under Mr. Cambridge's guidance and the Company achieved record results in the areas of oil and gas revenues, net income, oil and gas production and oil and gas reserves for the year ended December 31, 1996. In May, 1997, the Committee awarded Mr. Cambridge a stock option to purchase 100,000 shares of Common Stock. In addition to the stock option, Mr. Cambridge also received a Christmas bonus in the amount of $1,000, as did all employees of the Company. The Committee feels that the stock option awards to the Company's executive officers, including Mr. Cambridge, act as a catalyst to advancing the financial interests of stockholders along with those of management. It is the Committee's conclusion that the amount and types of compensation currently being paid to the Company's executive officers are sufficient to motivate such officers and encourage ongoing efforts directed towards increasing the value of the Company for all stockholders.

         Recently enacted provisions of the Internal Revenue Code of 1986, as amended, that restrict the deductibility of certain compensation over one million dollars per year has not been a factor in the Committee's considerations or recommendations.





                                                Myrle Greathouse
                                                Charles R. Pannill

SUMMARY OF ANNUAL COMPENSATION

         The Summary Compensation Table below sets forth for each of the three fiscal years ended December 31, 1997, a summary of the types and amounts of compensation paid to the executive officers of the Company.


                           Summary Compensation Table

                                                                                Long-Term Compensation
                                                                         -----------------------------------
                                        Annual Compensation                       Awards             Payouts
                                -----------------------------------      ------------------------    --------
                                                           Other         Restricted    Securities                All Other
    Name and                                               Annual          Stock      Underlying      LTIP        Compen-
    Principal                    Salary        Bonus       Compen-         Awards      Options/      Payouts      sation
    Position           Year       ($)           ($)       sation ($)          $         SARs(#)        ($)          ($)
------------------     ----     --------     --------     ---------      -----------  -----------    --------     --------
T.R. Cambridge         1997     $ 70,686     $  1,000     $    825               0      100,000            0            0
   Chief Executive
   Officer and         1996     $ 66,402     $  2,945     $    825               0            0            0            0
   Chairman of the
   Board of            1995     $ 62,475     $  3,560     $    900               0            0            0            0
   Directors


L.C. Oldham            1997     $104,297     $  1,000     $ 16,620(1)            0      100,000            0     $  6,695(2)
   President,          1996     $ 98,766     $  4,346     $ 11,521(1)            0            0            0     $  2,963(2)
   Treasurer
   and Director        1995     $ 92,181     $  5,015     $ 11,521(1)            0            0            0     $  2,765(2)

----------------
(1) Such amount includes insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $11,532 for 1997; $10,417 for 1996; and $9,171 for 1995.

(2) For 1995 and 1996, such amounts represent contributions made by the Company to Mr. Oldham's individual retirement account maintained under the Company's 408(k) simplified employee pension plan/individual retirement account ("SEP Account"). For 1997, such amount includes $3,129 contributed by the Company to Mr. Oldham's SEP Account and the reimbursement to Mr. Oldham of $3,566 for income tax preparation and planning.

STOCK OPTIONS

         The Company has in the past utilized stock options as part of its overall compensation of Directors, officers and employees. Narrative descriptions of the Company's stock option plans and outstanding stock options are set forth under the caption "Stock Option Plans" below.

         The table below sets forth certain information with respect to stock options granted to the named executive officers during the fiscal year ended December 31, 1997.

                      Option/Sar Grants in Last Fiscal Year

                                                Individual Grants
                        -----------------------------------------------------------------       Potential Realizable
                                                                                              Value at Assumed Annual
                                           Number of        Percent of                          Rates of Stock Price
                                           Securities       Total Options                        Appreciation for
                                           Underlying        Granted to      Exercise or          Option Term (1)
                          Options         Employees in      Base Price       Expiration        ---------------------
Name                    Granted (#)       Fiscal Year         ($/Sh)            Date            5%($)         10%($)
----                    -----------       -----------      ---------------  -------------      --------    ---------
T. R. Cambridge         100,000 (2)           66.67%            $4.09          5-17-07         $257,670    $650,310

L.C. Oldham             100,000 (3)           66.67%            $4.82          2-10-07         $303,660    $766,380

----------------
(1) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

(2) A nonqualified stock option to purchase 100,000 shares of Common Stock was granted to Mr. Cambridge on May 17, 1997 pursuant to the Company's Non-employee Directors' Stock Option Plan. The option is exercisable in two equal annual installments, commencing May 17, 1998.

(3) On February 10, 1997 an incentive stock option to purchase 100,000 shares of the Company's Common Stock was granted to Mr. Oldham pursuant to the Company's 1992 Stock Option Plan. The option is exercisable in five equal annual installments, commencing February 10, 1998.

         The following table sets forth certain information with respect to stock option exercises during the fiscal year ended December 31, 1997 by the executive officers of the Company and the value of each such executive officer's unexercised stock options at December 31, 1997.


                       Aggregated Option/SAR Exercises in
            Last Fiscal Year and Fiscal Year - End Option/SAR Values



                                                                                                        Value of
                                                                  Number of                           Unexercised
                                                       Securities Underlying Unexercised              In-the-Money
                         Shares                                   Options at                            Options
                      Acquired on        Value                Fiscal Year-End (#)               at Fiscal Year-End (#)(1)
                        Exercise        Realized       ---------------------------------      -----------------------------
       Name               (#)            ($)(2)          Exercisable       Unexercisable      Exercisable     Unexercisable
---------------       -----------       --------       -------------       -------------      -----------     -------------
T.R. Cambridge             0               0               250,000            100,000         $1,197,750         $266,000

L.C. Oldham             290,000        $1,858,900          347,000            100,000         $1,752,590         $266,000

---------------

(1) Value of in-the-money options is equal to the fair market value of a share of Common Stock at fiscal year-end ($6.75 per share), based on the last sale price of the Company's Common Stock, less the exercise price.

(2) The value realized is equal to the fair market value of a share of Common Stock on the date of exercise ($6.75 per share), based on the last sale price of the Company's Common Stock, less the exercise price.

                            STOCK PERFORMANCE GRAPH



COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                   Company                 Market                    Peer
   Date             Index                  Index                     Index
---------          -------                -------                   -------
12/31/92           100.000                100.000                   100.000
01/29/93           104.000                102.846                   106.586
02/26/93           180.000                 99.010                   114.696
03/31/93           182.000                101.875                   127.733
04/30/93           232.000                 97.528                   133.226
05/28/93           232.000                103.350                   139.712
06/30/93           256.000                103.826                   141.127
07/30/93           244.000                103.949                   133.276
08/31/93           304.000                109.321                   139.499
09/30/93           488.000                112.577                   138.294
10/29/93           480.000                115.107                   138.330
11/30/93           384.000                111.676                   124.338
12/31/93           376.000                114.790                   119.418
01/31/94           384.000                118.274                   122.490
02/28/94           568.000                117.170                   123.544
03/31/94           512.000                109.964                   114.822
04/29/94           544.000                108.537                   116.683
05/31/94           524.000                108.801                   120.953
06/30/94           480.000                104.822                   119.230
07/29/94           456.000                106.972                   120.415
08/31/94           464.000                113.792                   114.145
09/30/94           448.000                113.501                   115.842
10/31/94           456.000                115.732                   118.579
11/30/94           368.000                111.892                   112.137
12/30/94           368.000                112.206                   110.441
01/31/95           376.000                112.835                   103.138
02/28/95           376.000                118.802                   102.835
03/31/95           264.000                122.325                   108.490
04/28/95           192.000                126.177                   109.361
05/31/95           224.000                129.432                   111.125
06/30/95           256.000                139.921                   110.966
07/31/95           248.000                150.207                   111.083
08/31/95           256.000                153.252                   109.471
09/29/95           264.000                156.776                   112.370
10/31/95           240.000                155.878                   106.512
11/30/95           224.000                159.538                   108.405
12/29/95           228.000                158.688                   116.039
01/31/96           328.000                159.470                   120.107
02/29/96           288.000                165.539                   123.014
03/29/96           344.000                166.088                   120.281
04/30/96           472.000                179.868                   130.712
05/31/96           496.000                188.126                   139.325

06/28/96           496.000                179.646                   145.897
07/31/96           616.000                163.650                   136.907
08/30/96           640.000                172.818                   137.279
09/30/96           648.000                186.037                   150.000
10/31/96           656.000                183.982                   156.942
11/29/96           648.000                195.356                   163.426
12/31/96           600.000                195.180                   167.613
01/31/97           672.000                209.051                   170.438
02/28/97           568.000                197.495                   143.326
03/31/97           624.000                184.602                   146.235
04/30/97           528.000                190.373                   138.327
05/30/97           584.000                211.956                   151.881
06/30/97           640.000                218.441                   162.020
07/31/97           568.000                241.500                   162.003
08/29/97           768.000                241.132                   174.625
09/30/97           848.000                255.398                   199.531
10/31/97           808.000                242.178                   196.799
11/28/97           720.000                243.390                   177.541
12/31/97           864.000                239.567                   159.759


                                     LEGEND

Symbol       Total Returns Index for:                 12/31/92   12/31/93    12/30/94    12/29/95    12/31/96   12/31/97
------       -----------------------                  --------   --------    --------    --------    --------   --------
______ [ ]    Parallel Petroleum Corporation           100.00      376.0       368.0       228.0      600.0      864.0
 ... __ . *    Nasdaq Stock Market (US Companies)       100.00      114.8       112.2       158.7      195.2      239.6
- - - -  #    NASDAQ Stocks (SIC 1310-1319 US          100.00      119.4       110.4       116.0      167.6      159.8
              Companies) Crude Petroleum and
              Natural Gas


NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

         The indexes in the performance graph, prepared by the Center for Research in Security Prices of the University of Chicago Graduate School of Business, compare the annual cumulative total stockholder return on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 126 U.S. companies engaged in crude oil and natural gas operations, based on a three-digit standard industrial classification ("SIC") code, whose stocks were traded on Nasdaq during the five year period ended December 31, 1997. The table assumes that the value of an investment in the Company's Common Stock and each index was $100 at the end of 1992 and that all dividends were reinvested.

CHANGE OF CONTROL ARRANGEMENTS

         The Company's outstanding stock options and stock option plans contain certain "change of control" provisions which are applicable to the Company's outstanding stock options, including the options held by Messrs. Cambridge and Oldham, and other Directors of the Company. Such provisions include the following: if (i) the Company is not the surviving entity in any merger or consolidation, (ii) the Company sells, leases or exchanges all or substantially all of its assets, (iii) the Company is to be dissolved and liquidated, (iv) any person or group acquires beneficial ownership of more than 50% of the Company's outstanding Common Stock, or (v) in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board of Directors (each such event, a "Corporate Change"), then within (a) ten days after approval by the stockholders of the Company of such merger, consolidation, sale, lease or exchange of assets or dissolution or election of directors or (b) thirty days of such change of control, the Compensation Committee (the "Committee") of the Board of Directors shall effect one or more of the following alternatives: (1) accelerate the time at which options may be exercised, (2) require the mandatory surrender to the Company by optionees of some or all of such options, in which event the Committee shall cancel such options and pay to each the "Change of Control Value", (3) make such adjustments to such options as the Committee deems appropriate to reflect such Corporate Change or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which such option is then exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. The "Change of Control Value" is an amount equal to, whichever is applicable, (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such options.

COMPENSATION OF DIRECTORS

         Messrs. Conklin, Duke, Greathouse and Pannill, non-employee Directors of the Company, each receive $1,000 for attendance at meetings of the Board of Directors and $500 for attendance at meetings of Board committees of which they are members. All Directors are reimbursed for expenses incurred in connection with attending meetings.

         The Company's 1992 Stock Option Plan provides for the granting of a one-time option to purchase 25,000 shares of the Company's Common Stock to each individual who was a non-employee Director of the Company on March 1, 1992 and to each individual who becomes a non-employee Director after March 1, 1992.
See "Stock Option Plans" below. Each non-employee Director of the Company has been granted an option pursuant to these provisions of the 1992 Plan, all of which were granted prior to 1995.

         Directors who are not employees of the Company are eligible to participate in the Non-Employee Directors Stock Option Plan. See "Stock Options Plans" below. On May 17, 1997, each of Messrs. Conklin, Duke, Greathouse and Pannill were granted an option to purchase 35,000 shares of Common Stock and Mr. Cambridge was granted an option to purchase 100,000 shares of Common Stock. All of the options were granted with an exercise price of $4.09 per share, the fair market value of the Company's Common Stock on the date of grant. The options are exercisable with respect to one-half of the shares on May 17, 1998, and one-half on May 17, 1999. The options expire ten years from the date of grant.

STOCK OPTION PLANS

         1983 Incentive Stock Option Plan. In May, 1984, the Company's stockholders approved and adopted the Company's 1983 Incentive Stock Option Plan (the "1983 Plan"). Options granted under the 1983 Plan are intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which, generally, provides the holder of an incentive stock option with certain favorable tax benefits. Under the terms of the 1983 Plan, all employees of the Company were eligible to participate. The 1983 Plan authorized the granting of options to purchase a total of 750,000 shares of the Company's Common Stock. The exercise price of options granted under the 1983 Plan must be at least equal to the fair market value of the Company's Common Stock on the date of grant. Subject to the right of accumulation, each option is exercisable as to one-third of the shares optioned one year after the date of grant, with an additional one-third of the shares becoming exercisable at the end of each year thereafter. Options are cumulative and, to the extent not exercised in each annual period, may be exercised in whole or in part three years after the date of grant. All options expire, in any event, ten years after the date of grant. Although the 1983 Plan expired by its own terms on May 19, 1993, incentive stock options to purchase 247,000 shares of Common Stock, which were granted prior to May 19, 1993, remain outstanding and subject to all terms and conditions of the 1983 Plan. The 1983 Plan is administered by the Compensation Committee of the Company's Board of Directors.

         1992 Stock Option Plan. In May, 1992, the Company's stockholders approved and adopted the Company's 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan provides for the granting to key employees (including officers and Directors who are also key employees) of the Company and Directors who are not employees of the Company of options to purchase up to an aggregate of 750,000 shares of Common Stock. Options granted under the 1992 Plan to employees may be either incentive stock options within the meaning of Section 422 of the Code, or options which do not constitute incentive stock options. Options granted to non-employee Directors will not be incentive stock options.

         The 1992 Plan is administered by the Board's Compensation Committee, none of whom are eligible to participate in the 1992 Plan except to receive a one-time option to purchase 25,000 shares at the time he becomes a Director. The Compensation Committee has the sole authority to select the employees who are to be granted options, to establish the number of shares issuable under each option and to establish such terms and conditions as may be approved by the Compensation Committee, except that the purchase price of Common Stock issued under each option shall not be less than the fair market value of the stock subject to the option at the time of grant.

         The 1992 Plan provides for the granting of an option to purchase 25,000 shares of Common Stock to each individual who was a non-employee Director of the Company on March 1, 1992 and to each individual who becomes a non-employee Director following March 1, 1992. Members of the Compensation Committee are not eligible to participate in the 1992 Plan other than to receive a non-qualified stock option to purchase 25,000 shares of Common Stock as described above.

         An option may be granted in exchange for an individual's right and option to purchase shares of Common Stock pursuant to the terms of an agreement that existed prior to the date such option is granted ("Prior Option"). An option agreement that grants an option in exchange for a Prior Option must provide for the surrender and cancellation of the Prior Option. The purchase price of Common Stock issued under an option granted in exchange for a Prior Option shall be determined by the Compensation Committee and, such purchase price may, without limitation, be equal to the price for which the optionee could have purchased Common Stock under the Prior Option.

         The Board of Directors of the Company may amend or terminate the 1992 Plan at any time, but may not in any way terminate or restrict the rights of a participant under an outstanding option without the consent of such participant. The Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the 1992 Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 1992 Plan, change the class of individuals eligible to receive options under the 1992 Plan, or extend the term of the 1992 Plan, without the approval of the stockholders of the Company.

         The 1992 Plan will terminate upon and no further options may be granted thereunder after the expiration of ten years from the date of its adoption by the Board of Directors.

         Non-Employee Directors Stock Option Plan. The Company's Non-Employee Directors Stock Option Plan (the "Directors Plan") was approved by the stockholders of the Company at the annual meeting of stockholders held on May 14, 1997. The Plan provides for granting to Directors who are not employees of the Company options to purchase up to an aggregate of 500,000 shares of Common
Stock of the Company.   Options granted under the Directors Plan will not be
incentive stock options within the meaning of the Code.

         The Directors Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the Non-Employee Directors who are to be granted options; to establish the number of shares which may be issued to Non-Employee Directors under each option; and to prescribe such terms and conditions as the Committee shall prescribe from time to time in accordance with the Plan. Under provisions of the Directors Plan, the option exercise price must be the fair market value of the stock subject to the option on the date the option is granted. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise (i) in cash, (ii) by delivering to the Company shares of stock having a fair market value equal to the purchase price, or (iii) a combination of cash or stock, as established by the Compensation Committee.

         The Board may terminate the Directors Plan at any time in its discretion with respect to any shares for which options have not theretofore been granted. The Board also has the right to alter or amend the Directors Plan or any part thereof from time to time, provided, that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee.

         Other Option Grants. In addition to the stock options granted pursuant to the Company's stock option plans, the Company has, on two occasions, granted stock options to Mr. Cambridge pursuant to the general corporate powers of the Company, rather than pursuant to such plans. Upon recommendation of the Company's Compensation Committee, the Board of Directors of the Company granted a non-qualified stock option to Mr. Cambridge to purchase 150,000 shares of Common Stock at an exercise price of $.64 per share, the fair market value of the Common Stock on December 11, 1991, the date of grant. On October 18, 1993, and upon further recommendation of the Company's Compensation Committee, the Board of Directors granted a non-qualified stock option to Mr. Cambridge to purchase 100,000 shares of Common Stock at an exercise price of $3.9375 per share, the fair market value of the Common Stock on the date of grant. Neither option is transferable other than by will or the laws of descent and distribution and both options terminate ten years from the date of grant.

RETIREMENT PLAN

         The Company maintains under Section 408(k) of the Code a combination simplified employee pension ("SEP") and individual retirement account ("IRA") plan (the "SEP/IRA") for eligible employees. Generally, eligible employees include all employees who are at least twenty-one years of age.

         Company contributions to employee SEP accounts may be made from time to time at the discretion of the Company, as authorized from time to time by the Compensation Committee of the Board of Directors, and the percentage of such contributions may also vary from time to time. However, the same percentage contribution must be made for all participating employees. The Company is not required to make annual contributions to the employees SEP accounts. The Company may make tax-deductible contributions for each employee participant of up to 15% of such participant's compensation or $30,000, whichever is less. Under the prototype simplified employee pension plan adopted by the Company, all of the Company's SEP contributions must be made to SEP/IRAs maintained with the sponsor of the plan, a national investment banking firm. All contributions to employees' accounts are immediately 100% vested and become the property of each employee at the time of contribution, including employer contributions, income-deferral contributions and IRA contributions. Generally, earnings on contributions to an employee's SEP/IRA account are not subject to federal income tax until withdrawn.

         In addition to receiving SEP contributions by the Company, employees may make individual annual IRA contributions of up to the lesser of $2,000 or 100% of compensation. Each employee is responsible for the investment of funds in his or her own SEP/IRA and can select investments offered through the sponsor of the plan.

         Distributions may be taken by employees at any time and must commence by April 1st following the year in which the employee attains age 70 1/2.

         The Company presently makes matching contributions to employee accounts in an amount equal to the contribution made by each employee, not to exceed, however, 3% of each such employee's salary during any calendar year. During the fiscal year ended December 31, 1997, the Company contributed an aggregate of $14,265 to the accounts of seven employee participants, of which $3,129 was allocated to the account of Mr. Oldham, the President and a Director of the Company.

CERTAIN TRANSACTIONS

         From time to time, Wes-Tex Drilling Company ("Wes-Tex"), a corporation, acquires undivided interests in oil and gas leasehold acreage from the Company and participates with the Company and other interest owners in the drilling and development of such acreage. Myrle Greathouse, a director and the sole shareholder of Wes-Tex, has served as a Director of the Company since December 1993. Wes-Tex participates in such operations under standard form operating agreements on the same or similar terms afforded by the Company to nonaffiliated third parties. The Company invoices all working interest owners, including Wes-Tex, on a monthly basis, without interest, for their pro rata share of lease acquisition, drilling and operating expenses. During the year ended December 31, 1997, the Company billed Wes-Tex the aggregate amount of approximately $27,000 for Wes-Tex's proportionate share of lease operating expenses incurred on properties operated by the Company. The largest amount owed to the Company by Wes-Tex at any one time during the year ended December 31, 1997 for its share of lease operating expenses was approximately $9,000, and at December 31, 1997, Wes-Tex owed the Company approximately $9,000 for such expenses. During the fiscal year ended December 31, 1997, the Company disbursed approximately $75,000 to Wes-Tex in payment of revenues attributable to Wes-Tex's pro rata share of the proceeds from sales of oil and gas produced from properties in which Wes-Tex and the Company owned interests.

         During the year ended December 31, 1997, Cambridge Production, Inc. ("CPI"), a corporation owned by Mr. Cambridge, served as operator of 18 wells on oil and gas leases in which the Company owned an interest. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing of production, employment of field personnel, maintenance of production and other records, determining the location and timing of drilling of wells, gas contract administration, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 1997, CPI billed the Company approximately $498,000, which included $73,000 for the Company's pro rata share of lease operating expenses and $425,000 for the Company's pro rata share of drilling expenses and workover expenses. Of the total amount billed to the Company, approximately $476,000 was paid by the Company to CPI during 1997. The largest amount owed by the Company to CPI at any one time during 1997 was approximately $45,000. At December 31, 1997, CPI owed the Company approximately $15,000. CPI's billings to the Company are made monthly on the same basis as made to all other working interest owners in the wells. The Company's pro rata share of oil and gas sales during 1997 from the wells operated by CPI was approximately $211,000.

         Management of the Company believes that each of the above referenced transactions was made on terms no less favorable than if such transactions had been entered into with an unrelated party.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders at the Annual Meeting, has reappointed the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998. If the stockholders do not ratify this appointment, the Board may consider other independent public accountants or continue the appointment of KPMG Peat Marwick LLP. KPMG Peat Marwick LLP has been the Company's independent auditors since 1979.

         Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

         Stockholders are requested to vote FOR the ratification of the reappointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.


                                  OTHER MATTERS

         The Company's Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, however, it is intended that the persons named in the enclosed Proxy will vote said Proxy in accordance with their best judgment on such matters.

         Stockholders may obtain, without charge, a copy of the Company's
Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission upon written request addressed to the Manager of Public Relations of the Company, One Marienfeld Place, Suite 465, 110
N. Marienfeld, Midland, Texas 79701.


                              STOCKHOLDER PROPOSALS

         Stockholders desiring to submit proposals for action at the Company's 1999 annual meeting of stockholders must submit such proposals to the Company at its principal executive office on or before December 15, 1998. Proposals should be sent to the Secretary of the Company, One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701. The use of certified mail, return receipt requested, is suggested.

                                      By Order of the Board of Directors



                                            THOMAS W. ORTLOFF
                                            Secretary

Midland, Texas
May 4, 1998

                                                                      APPENDIX A




                         PARALLEL PETROLEUM CORPORATION

                             1998 STOCK OPTION PLAN


                             I. PURPOSE OF THE PLAN

         The Parallel Petroleum Corporation 1998 Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees of Parallel Petroleum Corporation, a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Plan provides for granting certain employees the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan to employees may be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options.


                              II.  ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of two or more directors of the Company appointed by the Board. If a Committee is not appointed by the Board, the Board shall act as and be deemed to be the Committee for all purposes of the Plan. The Committee shall have sole authority (within the limitations described herein) to select the employees who are to be granted Options hereunder and to establish the number of shares which may be issued to employees under each Option and to prescribe the form of the agreement embodying awards of Options. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the employees to whom Options shall be granted, in establishing the number of shares which may be issued to employees under each Option and in construing the provisions of the Plan shall be final. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

                 III.  OPTION AGREEMENTS; TERMS AND CONDITIONS

         Each Option granted under the Plan shall be evidenced by an agreement and shall contain such terms and conditions, and may be exercisable for such periods, as the Committee shall prescribe from time to time in accordance with this Plan, and shall comply with the following terms and conditions:

         (a) The Option exercise price shall be the fair market value of the Stock subject to the Option on the date the Option is granted. For all purposes under the Plan, the fair market of a share of Stock on a particular date shall be equal to the average of the high and low sales prices of the Stock on the date of grant as reported on the Nasdaq National Market tier of The Nasdaq Stock Market ("NMS"), or on the stock exchange composite tape if the Stock is traded on a national stock exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is not traded on the NMS or other stock exchange on that date, but is otherwise traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. If the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (b) The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised only by the employee during the employee's lifetime and while the employee remains employed by the Company, except that: (i) if the employee ceases to be an employee of the Company because of disability, the Option may be exercised in full by the employee (or the employee's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the employee) at any time during the period of one year following such termination; (ii) if the employee dies while he is an employee of the Company, the employee's estate, or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the employee, may exercise the Option in full at any time during the period of one year following the date of the employee's death; and (iii) if the employee ceases to be an employee of the Company for any reason other than as described in clause
(i) or (ii) above, unless the employee is removed for cause, the Option may be exercised by the employee at any time during the period of three months following the date the employee ceases to be an employee of the Company, or by the employee's estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the employee) during a period of one year following the employee's death if the employee dies during such three-month period, but in each case only as to the number of shares the employee was entitled to purchase hereunder upon exercise of the Option as of the date the employee ceases to be an employee.

         (c) The Option shall not be exercisable in any event after the expiration of ten years from the date of grant.

         (d) The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash, (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock, as shall be established by the Committee. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to the employee, the employee (or the person permitted to exercise the Option in the event of the employee's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of the Option.

         (e) The terms and conditions of the respective employee stock option agreements need not be identical.


                          IV.  ELIGIBILITY OF OPTIONEE

         (a) Subject to the provisions of paragraph (b) below, Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted. Options may be granted to the same employee on more than one occasion.

         (b) No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and
(ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an employee optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the employee optionee of such determination as soon as practicable after such determination.


                         V.  SHARES SUBJECT TO THE PLAN

         The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 850,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article VII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.


                               VI.  TERM OF PLAN

         The Plan shall be effective upon the date of its approval and adoption by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Article VIII, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.


                    VII.  RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If
(i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then upon the occurrence of any such Corporate Change, any outstanding Options held by employees shall become fully exercisable and upon any exercise of an Option theretofore granted the employee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the employee would have been entitled pursuant to the terms of the Corporate Change if, immediately prior to such Corporate Change, the employee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

         (d) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

         (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.


                  VIII.  AMENDMENT OR TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee.

                         IX.  MISCELLANEOUS PROVISIONS

         (a) Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the service of the Company.

         (b) An optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death or disability, by will or the laws of descent and distribution, all as provided in Article III), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

         (c) No shares of Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws and regulations.

         (d) It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under or through Optionee as provided herein) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state, local, or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Stock.

         (e) By accepting any Option under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board of Directors or the Committee.

                         PARALLEL PETROLEUM CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 3, 1998

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on April 29, 1998, which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated May 4, 1998, receipt of which is acknowledged.



1.       ELECTION OF DIRECTORS:

         ___  FOR ALL NOMINEES LISTED BELOW       ___  WITHHOLD AUTHORITY
              (except as marked to the contrary)       (to vote for all
                                                       nominees below)

         (INSTRUCTIONS: To withhold authority to vote for any nominee below, strike a line through the nominee's name)

         Thomas R. Cambridge, Danny H. Conklin, Ernest R. Duke, Myrle Greathouse, Larry C. Oldham, Charles R. Pannill.


2.       APPROVAL OF 1998 STOCK OPTION PLAN.

         ___  FOR                 ___  AGAINST              ___  ABSTAIN


3.       PROPOSAL TO DECREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED
         STOCK.

         ___  FOR                 ___  AGAINST              ___  ABSTAIN


4. APPROVAL OF SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

         ___  FOR                 ___  AGAINST              ___ ABSTAIN


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.





                                    -------------------------------------------
                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian , please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                    -------------------------------------------
                                                     Signature


                                    -------------------------------------------
                                             Signature if held jointly




                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED POSTAGE
                                    PRE-PAID ENVELOPE.





DATED ___________________________, 1998

                         PARALLEL PETROLEUM CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 3, 1998

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Preferred Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on April 29, 1998, which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated May 4, 1998, receipt of which is acknowledged.


1.       PROPOSAL TO DECREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED
         STOCK.

         ___  FOR                 ___  AGAINST              ___  ABSTAIN


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.


This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.





                                    -------------------------------------------
                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                    -------------------------------------------
                                                   Signature


                                    -------------------------------------------
                                           Signature if held jointly


                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED POSTAGE
                                    PRE-PAID ENVELOPE.



DATED                        , 1998
      ----------------------